Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Company’s Registration Statements on Form S-8 (Registration Numbers 333-11669, 333-42403 and 333-130077) and on Form S-3 (Registration Numbers 333-08391 and 333-08216), of our report dated March 14, 2011, on our audit of the financial statements of CPI Aerostructures, Inc. as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 appearing in the 2010 Annual Report on Form 10-K.

/s/ J.H. Cohn LLP
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Jericho, New York
March 14, 2011